EXHIBIT 99.1

Release Date: February 2, 2006

Scientific-Atlanta Shareholders Approve Acquisition by Cisco Systems

Atlanta, GA – February 2, 2006. Scientific-Atlanta, Inc. (NYSE:SFA) today announced that its shareholders approved the company’s acquisition by Cisco Systems, Inc. at a special meeting held this morning. Shareholders will receive $43.00 in cash for each Scientific-Atlanta share they own following the closing of the transaction.

Scientific-Atlanta and Cisco previously announced that the waiting period for U.S. antitrust review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 was terminated on December 30, 2005. The transaction remains subject to regulatory approval by competition authorities in various jurisdictions outside the United States. The companies continue to expect to consummate the acquisition in the first quarter of calendar year 2006.

About Scientific-Atlanta

Scientific-Atlanta, Inc. (NYSE: SFA - http://www.scientificatlanta.com) is a leading supplier of digital content distribution systems, transmission networks for broadband access to the home, digital interactive set-tops and subscriber systems designed for video, high-speed Internet and voice over IP (VoIP) networks, and worldwide customer service and support.

“Forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995, may be included in this news release. A variety of factors could cause Scientific-Atlanta’s actual results to differ from the anticipated results expressed in such forward-looking statements. Investors are referred to Scientific-Atlanta’s Cautionary Statements and Risk Factors (Exhibit 99.1 to the company’s most recent Form 10-Q), which statements are incorporated into this news release by reference.

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For more information contact:
Tom Robey, Investor Relations	770-236-4608 770-236-4775 fax
tom.robey@sciatl.com

Scientific-Atlanta and the Scientific-Atlanta logo are registered trademarks of Scientific-Atlanta, Inc.